CARO HOLDINGS INC.
Makati Corporate Office
28th Floor Cityland Pasong Tamo Tower U2807
2210 Chino Roces Avenue (Pasong Tamo)
Makati City, Philippines 1230

TREASURY ORDER

ClearTrust, LLC

16540 Pointe Village Dr. Ste 205
Lutz, FL 33558

Dear Sirs:

You are hereby authorized and directed to issue a share certificate for common shares in the capital of **CARO HOLDINGS INC.** (the "Corporation") to the person named in Schedule A for the number of shares set opposite their name.

The undersigned certifies that the said shares have been allotted to the person set forth in Schedule A, that the Corporation has received the full consideration therefor, and that they are therefore, fully paid and non-assessable.

Please prepare the certificates as set forth in Schedule A.

Please deliver the share certificates as instructed in Schedule A.

On behalf of the Board of Directors
of **CARO HOLDINGS INC.**

____
Director

Dated as of January 31, 2022
Issuance Date: January 31, 2022
Reason for Issuance: Subscription Agreement / Debt Settlement dated January 31, 2022

{W0427898}

SCHEDULE A

Name and Address	No. of Common Shares	Price Per Share / Cost Basis	Reason for Issuance	Delivery Instructions
ROZH J. CARORO Makati Corporate Office 28th Floor Cityland Pasong Tamo Tower U2807 2210 Chino Roces Avenue (Pasong Tamo) Makati City, Philippines 1230	32,295,000	$0.0042	Subscription Agreement/ Debt Settlement	DRS Statement of Book Entry to Makati Corporate Office 28th Floor Cityland Pasong Tamo Tower U2807 2210 Chino Roces Avenue (Pasong Tamo) Makati City, Philippines 1230
TOTAL:	**32,295,000**			

Please ensure that the above share certificate issued is endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.